United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 20, 2023

Date of Report (Date of earliest event reported)

EMBRACE CHANGE ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41397	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5186 Carroll Canyon Rd San Diego, CA 92121	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 688-4965

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Ordinary Share of par value $0.0001, one Warrant and one Right	EMCGU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share, included as part of the Units	EMCG	The Nasdaq Stock Market LLC
Warrants included as part of the Units	EMCGW	The Nasdaq Stock Market LLC
Rights included as part of the Units	EMCGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2023, as approved by the shareholders of Embrace Change Acquisition Corp. (the “Company” or “Embrace Change”) at an annual general meeting (the “Annual General Meeting”), the following proposals were approved: (a) as a special resolution, an amendment to Embrace Change’s Second Amended and Restated Memorandum and Articles of Association (as may be amended from time to time) as provided by the first resolution in the form set forth in Annex A to the proxy statement, to remove the restriction of the Company to undertake an initial business combination with any entity or business based in, or with its principal or a majority of its business operations (either directly or through any subsidiaries) in, the People’s Republic of China (including Hong Kong and Macau) (the “Target Amendment Proposal”); (b) as an ordinary resolution, election of Hang Zhou to serve as a director until the 2026 annual meeting and until his respective successor has been duly elected and qualified or until his earlier resignation, removal or death (the “Director Proposal”); and (c) as an ordinary resolution, the appointment of MaloneBailey, LLP, as our independent registered public accounting firm for the year ending December 31, 2023 (the “Auditor Proposal”).

The amendment to Embrace Change’s Second Amended and Restated Memorandum and Articles of Association is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 27, 2023, the record date for the Annual General Meeting, there were 8,138,038 ordinary shares of the Company entitled to be voted at the Annual General Meeting, 76.11% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of the Company’s shareholders at the Annual General Meeting are as follows:

1. Target Amendment Proposal

Shareholders approved the Target Amendment Proposal. Approval of the Target Amendment Proposal required a special resolution under Cayman Islands law, being a resolution passed by a majority of not less than two-thirds (2/3) of such holders of the issued and outstanding ordinary shares voted in person or by proxy at the Annual General Meeting or any adjournment thereof. The Target Amendment Proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,155,188	122,270	0	0

2. Director Proposal

Shareholders approved the Director Proposal. Approval of the Director Proposal required an ordinary resolution under Cayman Islands law, a simple majority of such holders of the issued and outstanding ordinary shares voted in person or by proxy at the Annual General Meeting or any adjournment thereof. The Director Proposal received the following votes:

NOMINEE	FOR	AGAINST	BROKER NON-VOTES
Hang Zhou	6,155,188	122,270	0

3. Auditor Proposal

Shareholders approved the Auditor Proposal. Approval of the Auditor Proposal required an ordinary resolution under Cayman Islands law, a simple majority of such holders of the issued and outstanding ordinary shares voted in person or by proxy at the Annual General Meeting or any adjournment thereof. The Auditor Proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,155,188	122,270	0	0

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Annual General Meeting of shareholders held by the Company on October 20, 2023, 824,682 ordinary shares were tendered for redemption, leaving 7,423,175 ordinary shares.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Second Amended and Restated Memorandum and Articles of Association of Embrace Change Acquisition Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2023

EMBRACE CHANGE ACQUISITION CORP.

By:	/s/ Jingyu Wang
Name:	Jingyu Wang
Title:	Chief Executive Officer